Exhibit (2)(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-127253 of Global Income & Currency Fund Inc. (the “Fund”) on Form N-2 of our report dated March 10, 2006 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the caption “Independent Registered Public Accounting Firm” in the Prospectus.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

March 17, 2006